Exhibit 99.2

Investor Day 2019 Jill Greer Vice President, Investor Relations

Agenda Ed Bastian Chief Executive Officer Delta: The Industry Leader Glen Hauenstein President Ext ending our Competitive Advantages Gil West Sr. EVP and Chief Operating Officer The World’s Best Run Airline Tim Mapes Chief Marketing and Communications Officer Reinforcing Brand Loyalty Eric Phillips Sr. Vice President Revenue Management Industry - Leading Revenue Generation Joanne Smith Chief People Officer People Fuel our Success Paul Jacobson Chief Financial Officer Delivering Consistent Value for Shareholders

Safe Harbor 4 Statements in this presentation that are not historical facts, including statements regarding our estimates, expectations, be lie fs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Re form Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statem ents. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the im pac t of fuel hedging activity including rebalancing our hedge portfolio, recording mark - to - market adjustments or posting collateral in connection with our fue l hedge contracts; the performance of our significant investments in airlines in other parts of the world; the possible effects of ac cid ents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infras tru cture; our dependence on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; failure or inability of insurance to cover a significant liability at Monro e’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; o ur ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity th rou gh social media; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptio ns or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the sensitivity of the ai rline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in t he United Kingdom related to the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious ill nesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - lookin g statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year end ed December 31, 2018. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our v iews only as of December 12, 2019, and which we have no current intention to update.

Delta: The Industry Leader Ed Bastian Chief Executive Officer

Delivering Strong 2019 Performance

Our People

- ✓ Strong culture and employee engagement
- ✓ On track for highest profit sharing in history
- ✓ 6,800 new hires to support growth and improve service
- ✓ Raised base pay for twelfth time in the last thirteen years



Our Customers



- ✓ Industry-leading reliability and record customer satisfaction
- ✓ Enhancing the customer experience through product and service improvements
- ✓ Renewed American Express partnership
- ✓ Growing loyalty with record acquisitions of SkyMiles members and co-brand cards

Delivering Results for all Stakeholders

Our Partners & Communities

- ✓ Proposed strategic partnership with LATAM
- ✓ Equity investment in Korean partner
- ✓ Returned over $55 million to communities where we live, work and serve
- ✓ Improved fuel efficiency by 2% and delivered carbon-neutral growth



Our Owners



- ✓ Expect pre-tax income of $6 billion, 5th year at or above $5 billion
- ✓ Delivering top-line growth of ~7%
- ✓ Expanding profit margins
- ✓ Free cash flow of approximately $4 billion with $3 billion returned to owners

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

DELTA

6

Continued Momentum in 2020 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix 7 Earnings Per Share Free Cash Flow Revenue ~ $47B ~ $49B 2019 Guidance 2020 Outlook 2019 Guidance 2020 Outlook 2019 Guidance 2020 Outlook 4% - 6% $6.75 - $7.25 $6.75 - $7.75 ~$4B ~$4B ~7%

Feedback We Hear From the Investment Community Note: Rivel perception study conducted in July 2019 8 Delta’s biggest weakness is that it’s an airline company – there are a lot of fears around margins, cyclicality and exposure to macroeconomic or geopolitical shocks. Top owner “ ”

x Consolidated structure x Returns - oriented with shareholder focus x Differentiated and improved product x Consistent profitability x Addressing environmental impact Attractive Industry Dynamics Source: Travel growth based on February 2019 World Travel & Tourism Council report 9 GDP Growth Travel Growth Average 2017 - 2019 …in a Stronger Airline Industry Delta is Leading a Growth Sector… Delta Revenue Growth

Feedback We Hear From the Investment Community Note: Rivel perception study conducted in July 2019 10 One way Delta could improve their valuation and change the way that the market sees them would be to improve the level of disclosures on profitability of the various business lines. Sell Side Analyst “ ” Delta’s premium to the industry and their outperformance to the upside raises questions about how long that can continue. Sell Side Analyst “ ”

Delta’s Strategic Priorities 11 Long - term value creation for Delta stakeholders Delivered by the best people and culture in the industry Run the Premier Global Airline Safe, reliable and customer - focused Grow our Brand Premium Enhance customer trust and loyalty Accelerate Globalization Grow our presence Invest for the Long Term Extend our competitive advantages

Five Things to Take Away From Today 12 Building on a record 2019 – with expectations for 4% to 6% revenue growth, $6.75 to $7.75 earnings per share and $4 billion free cash flow in 2020 1 Benefitting from favorable travel trends as the best performer within a structurally improved airline industry 2 Extending our unmatched competitive advantages – our culture, operational reliability, global network, customer loyalty and investment grade balance sheet – to retain our leadership position and drive long term value creation for all stakeholders 3 Enhancing our global scale with investments in fleet, partners, facilities and technology to deliver best - in - class customer experiences and drive strong returns for owners 4 Creating long - term growth opportunity through growing brand preference, innovative global partnership structure and continued revenue diversification from loyalty and MRO 5 Note: Forward - looking non - GAAP financial measures. See additional information in Appendix

Extending our Competitive Advantages Glen Hauenstein President

Agenda 14 Leveraging scale Investing for the future Extending our competitive advantages

Post - Merger Network Provided Limited Global Reach Note: Route map as of 2008 15 ATL SLC DTW MEM CVG JFK NRT Destinations: 549 Countries: 113 Joint Venture in transatlantic CDG MSP AMS

Unprecedented Network Transformation Creates Global Scale Note: Route map as of December 2019; WestJet JV subject to government approvals; LATAM equity stake subject to tender offer c omp letion and JV subject to government approvals 16 NYC BOS LAX SEA YYC SLC DTW MSP AMS CDG BOG MEX GRU LIM SCL FCO LHR SYD PVG ICN EZE YVR YYZ Destinations: 549 982 Countries: 113 143 Existing or planned Joint Ventures in all geographic entities ATL

Agenda 17 Leveraging scale Investing for the future Extending our competitive advantages

Deepening customer, commercial and operational integration with partners Simplifying and upgauging fleet to drive substantial efficiency benefits Building digital tools, driving personalization, leveraging data to optimize operations Investing in key airports to improve efficiency and customer experience Global Scale Creates Opportunities to Invest for the Future 18 JV / Equity Partnerships Fleet Transformation Airports Technology

Agenda 19 Leveraging scale Investing for the future Extending our competitive advantages

Unmatched Competitive Advantages Culture Global Network Balance Sheet Operational Reliability Customer Loyalty Global Network Customer Loyalty Unmatched Competitive Advantages Culture Balance Sheet Operational Reliability Global Network Customer Loyalty Extending our Competitive Advantages 20 Global Network Customer Loyalty Global Network Customer Loyalty

GLOBAL NETWORK Scale Advantage Enables Attractive Growth Opportunities 21 Strengths Vision Domestic International Product & Service Fleet High - margin core hubs, coastal hub positions, strong local share Most efficient core hubs, higher - margin coastal hubs, expanded focus city presence Flexible fleet with low ownership costs Simpler, more efficient, higher gauge fleet JV and equity partnerships in every entity Best - in - class customer experience through deeper partner integration Brand preference, segmented product with growing premium mix Enjoyable travel with better technology and personalization 2020 Core hub growth, mature coastal hubs, capitalize on local positions Retire MD88 fleet by year end, grow A220 and A321 fleet Expand service in key markets, launch strategic partnership with LATAM Continue improvements, expand five - cabin strategy Note: LATAM equity stake subject to tender offer completion and JV subject to government approvals

22 GLOBAL NETWORK Delta’s Fleet Transformation is Multi - Faceted Sizable Fleet Replacement Opportunity Creating Value from Existing Fleet Fleet Simplification • Reduce complexity with fewer aircraft types Next - Generation Technology • Best - in - class economics and leading product Gauge Growth • Network enables continued upgauging opportunity Cabin Segmentation • Provide choice and optimize revenue Aircraft Deployment • Drive efficiency through better asset deployment Interior Investments • Improve customer experience Evolution from legacy to optimal fleet provides substantial efficiency benefits

GLOBAL NETWORK Continuing to Renew Our Fleet 23 Fleet Families 15 13 8 97 114 2009 2014 2020E Future State 127 150+ Evolution of Delta’s Fleet Gauge (average seats per aircraft) • Average gauge has grown 30% since 2009 • Gauge growth temporarily pauses in 2020/2021, returning in 2022 and continuing for foreseeable future • Next phase of fleet transformation driven by reduction of fleet families • Benefits from product upgrades and higher premium seat mix continue in 2020 and beyond Premium Mix 9% 28% >30%

CUSTOMER LOYALTY Growing Loyalty and Trust in the Delta Brand 24 Strengths Vision SkyMiles Program Miles as Currency Co - Brand Card 2020 Top - ranked loyalty program with expanding membership base Loyalty currency in high demand Unique partnership with Amex and premium customer base Deeper customer relationships with greater lifetime value More valuable currency with ubiquity of miles Industry - leading, global co - brand program Expand mileage redemption options Relaunch card portfolio with improved benefits Increase engagement and enhance targeted offerings

CUSTOMER LOYALTY The Strategic Importance of American Express 25 • Two strong consumer brands with long - term partnership • Integrated model with attractive economics • Higher contribution driven by improved economics, accelerating acquisitions and strong spend growth • Source of diversification and high - margin revenue • Delta represented 8% of American Express global billings and 21% of card member loans in 2018 Delta - American Express Contribution $1.4B ~ $7B 2010 2023E Contract renewal through 2029 provides platform for significant value creation for both partners

IN SUMMARY The Delta Difference 26 + A Powerful Brand Long - Term Value Creation Top - Line Growth Margin Expansion Balanced Capital Allocation Unmatched Competitive Advantages Culture Global Network Balance Sheet Operational Reliability Customer Loyalty

The World’s Best Run Airline Gil West Sr. EVP and Chief Operating Officer

Agenda 28 Improving operational reliability Growing portfolio businesses

Building Trust with Customers Through Operational Reliability Note: DOT completion factor, on - time arrivals (DOT A14) and maintenance cancellations are preliminary YTD - Nov 2019; DOT missed b ag ratio (MBR) is YTD - Sep 2019; Domestic NPS is YTD - Oct 2019 29 Best Completion Factor More Customers Arrive On Time Record Bag Performance Lowest Level of Maintenance Cancellations in History Record Customer Satisfaction Scores 99.8% DOT Completion Factor 85.5% On - Time Arrivals 1.2x Fewer lost bags versus industry 99% Reduction in maintenance cancellations 51% +5 pts YOY Domestic NPS

(15%) 3% 8% Average 2010-2017 2018 2019 YTD Managing Irregular Operations to Further Differentiate Customer Service Note: IROP cancellations are preliminary YTD - Oct 2019; 100% completion factor days is FY 2010 - 2018 30 Irregular Operations (IROP) Cancellations • Best - in - class operational performance on blue - sky days • IROPs provide an opportunity to differentiate versus competition • Delivering operational tools to deliver excellent customer service: − Probabilistic weather forecasting − Crew resource management − Artificial intelligence / machine learning driven decision making − De - icing and thunderstorm constraint management 5,719 3,696 1,812 Average 2010-2017 2018 2019 YTD IROP Net Promoter Scores (Mainline)

2020 Operational Priorities 31 Continue to Improve IROP Recovery & Process Improvement Grow Portfolio Businesses Leverage Technology & Infrastructure • Facilitate quicker recovery through predictive tools • Reduce passenger stress through the travel ribbon • Security and processing wait time reductions • Improve gate throughput and asset utilization • Enable personalized service through “Single View of the Customer” • Unlock productivity using mobility platforms • Optimize decision making processes with technology • Replace ground service equipment • Continue to grow MRO revenue • Expand interior product sales through Delta Flight Products • Leverage portfolio businesses to reduce cost • Partner to drive value from non - core assets

Agenda 32 Improving operational reliability Growing portfolio businesses

Unlocking Value from Portfolio Businesses Through Partnerships 33 • DPJ combining with Wheels Up to create one of the world’s largest owned and managed fleets of private aircraft - Brings together complementary businesses representing best consumer brands in private and commercial aviation - Delta entering into a long - term partnership agreement with Wheels Up - Delta will hold a minority equity position in the combined company - Demonstrates ability to leverage Delta brand into adjacent industry

Pursuing Growth Opportunities in Core Competencies 34 Expanding product lines and pivoting to external sales growth • Manufacturing subsidiary established to create value for Delta in the cabin interior − Focus on supplier risk mitigation, Delta brand attributes and cost leverage − Currently producing wireless IFE systems, monuments and integration kits • Capabilities to participate in approximately 50% of the cabin interiors markets • Strong platform for growth even beyond cabin interiors

MRO Positioned to Meet Growing Global Maintenance Demand Source: AeroDynamic Advisory & Alton Aviation 35 • Largest airline MRO in America with long - term OEM relationships • Guarantees for 7,000+ engine shop visits over the next 30 years • Contracts with Rolls Royce and Pratt & Whitney cover next - gen engine technology • Expect to more than double MRO revenue by 2024 from 2019 base of $880 million as next - gen engine volume grows 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 PW GTF Trent 1000 Trent 7000 Trent XWB Demand Growing for New Engine Offerings Global Installed Engine Forecast 2019 - 2029 +20% CAGR

IN SUMMARY Delta: The World’s Best Run Airline Operational Excellence − Building trust with customers through industry - leading operational reliability Continuous Improvement − Improving performance during irregular operations to minimize disruption and improve customer experience Unique Value Drivers − U nlocking value through partnerships and multi - year growth opportunities in portfolio businesses 36

Reinforcing Brand Loyalty Tim Mapes Chief Marketing and Communications Officer

Delta Has a Leading Consumer Brand that Transcends Travel 38 Corporate Partner Award

A Culture of Service at the Center of Everything we Do 39 Apply our basic business principles Know our business and improve it constantly Demonstrate honesty, integrity and respect Drive for results Build great teams The Rules of The Road

Committed to Industry - Leading Safety and Reliability 40

Never Satisfied With the Status Quo 41 Modernizing the airport experience • Terminal investments, biometrics, RFID expansion Enhancing service • Single View of the Customer enables more personalized experiences Investing in Customer & Operations Recovery • Enabling proactive recovery during irregular operations Extending global relevance • Building portfolio of industry - leading brands • Deeper partner integration to improve travel experience between brands Leveraging mobile technology • Launching of Fly Delta 5.0 app

Values - Led and a Force for Positive Change Worldwide 42 But that’s just the start, the heart of our business is about … – Connecting people with each other – Increasing cultural understanding – Fostering economic growth – Strengthening communities Better connecting global communities starts with thousands of Delta people who connect millions of passengers to hundreds of global destinations — every day

Delta is Addressing Climate Change 43 11% emissions reduction since 2005 ~2% annual fuel efficiency improvement 12 million carbon offsets purchased Fleet Renewal Fuel Savings Initiatives Carbon Offsets x More than 300 new aircraft in last 5 years x New aircraft are 25% more fuel efficient x Turbulence app reduces flight corrections x Purchasing from 20+ projects x Investing in carbon reductions outside airline industry x APU usage reductions

Trust Drives Key Behaviors Including Buying and Staying Loyal 44 25 53 Percent Who Will Engage in Each Behavior on Behalf of a Brand 29 62 24 51 22 43 Buy First Stay Loyal Advocate Defend Do not trust Trust Do not trust Trust Do not trust Trust Do not trust Trust +28 points +33 points +27 points +21 points Do not fully trust Have trusted for a long time Brands you currently use and… Source: Edelman Trust Barometer Special Report

Better Business Results Driven by Best - in - Class Customer Experience Note: NPS sourced from Domestic ISM Surveys; 2019 PRASM data is TTM 3Q19; 2019 NPS Data is YTD - Oct 2019 45 Strong relationship observed between NPS and Revenue Premium 106% 117% 119% 15% 38% 51% 2010 2015 2019 YTD 3Q19 Domestic Revenue Premium Domestic NPS Domestic NPS & Revenue Premium

Delta’s Brand is Built on Trust and Delivering What Customers Value 46 Always have our customers, employees, communities and shareholders in mind Thoughtful Reliable Values - Led Innovative Understanding expectations is the standard – exceeding them is where we make the difference Never satisfied with the status quo, we continually invest, innovate, refresh and renew Determined to make the world better and more connected by acting on our values 1 2 3 4

Industry - Leading Revenue Generation Eric Phillips Sr. Vice President Revenue Management

Delta is the Airline of Choice 48 Growing customer preference and sustainable revenue premium Leading Global Network Best - in - class Experience + More customers than ever are choosing to fly Delta, recommending the airline and becoming loyal to our brand…

Evolution to Customer - Focused Revenue Generation 49 Transactional Seats Lowest fares Brand loyalty Products Purchase driver Relationship - based Experiences Reliability, service and products Then Now 15% Domestic NPS 50%+ Deep knowledge of customer preferences Personalized offers Best - in - class travel experience Vision Most trusted travel brand

+4 - 6% 2016 2017 2018 2019E 2020E Positioned to Continue Revenue Momentum in 2020 $39B • More choice in experience • Fuel recapture • Premium revenue growth • Reliable operation • Branded Fares • Globalization ~$49B 4% 8% ~7% • More choice in payment • 110%+ revenue premium • Amex renewal 4 - 6% Revenue growth ~2 - 3x U.S. GDP 50 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

Executing on 2020 Revenue Drivers Will Further Brand Affinity 51 Building Customer Trust Better Selling and Servicing Loyalty Revenue Preferred Corporate Carrier 1 2 3 4 Maintaining our lead by investing in the things Corporate travelers value Driving acquisitions and enhancing card spend Delivering sustainable growth by earning and keeping customer trust Offering right product at the right time, across channels and currencies

INITIATIVE #1: BUILDING CUSTOMER TRUST Building Customer Trust Throughout the Travel Ribbon 52 In - Flight Shopping Booking Post - Purchase Airport Safe, reliable, on - time with bags Transparency in all customer touchpoints Fairness in policy for customers and employees Clarity of choices and associated attributes Consistency in pricing, product, and schedule Opportunity Foundational

2010 2017 2019E INITIATIVE #2: BETTER SELLING AND SERVICE Brand Affinity + Product Affinity is a Powerful Combination 53 Growing Premium Revenue ~$15B $5.5B $12B +25% 2017 - 2019E Premium revenue has grown ~2x faster than total revenue Customers Want Choice 70% repeat Once a customer purchases a premium product, 70% of those customers will purchase an equal or better product on a future trip

INITIATIVE #2: BETTER SELLING AND SERVICE Better Selling and Servicing Fortify Delta’s Leading Position Strong Direct Channels Opportunity to Expand in Corporate Direct Booking Tools Third Party Opportunity (e.g. Expedia, Concur) 52% direct distribution 42% of direct revenue is premium 10% accounts with Comfort+ in policy 81% accounts with a premium product in policy $400 - 500M per point of mix improvement in external channels 54

INITIATIVE #3: PREFERRED CORPORATE CARRIER Delta is the Preferred Carrier for Business Travel Global Focus Domestic: Growing Corporate Markets International: Leveraging Strengths Abroad 2019 Yo2Y Industry Corporate Revenue in Delta Markets 2019 Yo2Y Industry Corporate Revenue 9% 10% 14% Core Hubs Coastal Hubs Focus Cities 80%+ Travel Programs with Delta as Preferred Carrier 11% 13% 14% 15% 18% China France UK Korea Netherlands 43% Premium Passenger Mix +17% YoY Premium Volume +8% YoY Domestic Volume (+4 pts versus industry) 55

INITIATIVE #4: LOYALTY REVENUE

Amex Partnership Creates Value for Delta and Our Customers

New and improved co-brand card benefits and refreshed marketing will accelerate acquisitions and drive portfolio spend

1M+
New card acquisitions for past three years

12%+
Portfolio spend CAGR since 2012



Delta-Amex Contribution


~15%
CAGR
$3.4B
~$4B
~$4.4B
2018
2019E
2020E

DELTA
56

Strong Foundation with Durable Platform for Growth 57 Scale Local Share Corporate Strong global presence, geographically balanced network Local share is growing, ~20% yield premium over connecting traffic ~60% domestic local mix Preferred airline of the business traveler #1 carrier in revenue generation Continued strength in corporate volumes with higher premium mix Built to Win

IN SUMMARY Best - in - Class Customer Experience = Sustained Revenue Growth 58 x Culture x Employees x Network & Fleet x Operational reliability We have the right… …for future success 2020 Top - line Growth 4 % to 6 % Trusted Brand x Technology x Loyalty program x Global partners x Products & Services

People Fuel our Success Joanne Smith Chief People Officer

Empowered Employees Our Culture in Action Caring for our people, sustaining their passion Our People: Strengthening brand, customer loyalty, higher NPS Our Brand: Caring for our customers, who become passionate about Delta Our Customers: 60

Creating Moments That Matter Every Day 61

Care When It’s Needed Most “The decision to help was, without a doubt, who we are as a company that cares about connecting the world. In this case, we were able to connect hundreds of people to safety and humanity. Our team’s commitment to helping others continues to inspire me every day.” Dave Holtz, Senior Vice President - Operations and Customer Center 62

A Culture of Giving Back

273 Habitat Homes

Habitat for Humanity

Delta employees build homes annually – spanning **13 countries** since 1995 – with Habitat for Humanity

30 Playgrounds

KaBOOM!

Delta employees have built KaBOOM! playgrounds **across 14 markets** to give kids a safe place to play

30 JA Chapters

Junior Achievement

Delta supports Junior Achievement chapters **across 4 continents** to teach students financial literacy, work readiness and entrepreneurship

Toys for Tots

1,000 Bikes

Delta contributes to Toys for Tots annually and Delta employees **build 1,000 bikes** for kids every holiday season

American Red Cross

13,064 Pints of Blood

Delta employees donated blood at **254 drives making Delta #1** among American Red Cross corporate donors in **FY19**

Feeding America

20 Food Banks

Delta employees help **repack more than 2 million pounds of food** annually across the globe, **including support of 18 Feeding America food banks**

DELTA
63

More likely to have higher Net Promoter Scores More likely to have highly engaged employees More likely to have employees innovating IN SUMMARY A Thriving Culture Strengthens Customer Loyalty 6X 13X 7X 64 Source: O.C. Tanner Global Culture Report 2020

Delivering Consistent Value for Shareholders Paul Jacobson Chief Financial Officer

Agenda 66 Financial highlights and outlook Capital allocation

Strong 2019 Financial Performance Caps Decade of Transformation Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix 67 Fifth consecutive year >$5 billion $1.5B $5.3B ~$6B 2010 2017 2019E Targeting ~70% of FCF to owners with steady dividend growth $2.4B ~$3B 2010 2017 2019E Pre - Tax Profit Returns to Shareholders $2.8B $6.8B ~$8.5B 2010 2017 2019E Operating Cash Flow Consistent reinvestment and shareholder returns $0B

Operating Cash Flow ~$8.5B Core Capital Spending ~$4.5B Free Cash Flow ~$4B $2B Buybacks • Expect free cash flow to net income conversion of 80% to 90% • Additional $500 million elective pension contribution in the December quarter Robust Free Cash Flow Generation in 2019 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix $1B Dividends 68

Continued Momentum in 2020 69 Earnings Per Share Free Cash Flow Revenue ~ $47B ~ $49B 2019 Guidance 2020 Outlook 2019 Guidance 2020 Outlook 2019 Guidance 2020 Outlook 4% - 6% $6.75 - $7.25 $6.75 - $7.75 ~$4B ~$4B ~7% Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

Total Expense Growth in 2020 Expected to be Slightly Lower than 2019 Fuel Price per gallon ~ Flat Non - Operating Profit Sharing • Wage increases • Airport construction • Higher volume • Next - gen aircraft • Lower gauge benefit • Product and service • Technology • Catering transformation • Depreciation • One Delta Industry Wide Key Drivers for Delta • Approximately 2% fuel efficiency improvement • Higher volume Key Assumptions • Pension favorability due to strong asset returns and cash contributions in 2019 • Increase in employee profit sharing on expectation of higher pre - tax income Non - Fuel Expense 70

Consistently Delivering Solid Financial Results 71 Earnings growth, sustained margins, strong free cash flow and reinvestment in the business drive continued momentum Exceeding initial 2019 financial targets including top - line growth, margin expansion and strong cash generation Transformational decade has resulted in consistent financial performance that leads the industry 1 2 3 Industry - leading performance Exceeding 2019 objectives Momentum continuing

Agenda 72 Financial highlights and outlook Capital allocation

Balanced Cash Deployment Over the Last Decade 73 2010 to 2019 Cumulative Operating Cash Flow $64 billion Note: All metrics calculated over 2010 to 2019E period. 2010 to 2019 cumulative operating cash flow excludes cash funding to pen sion; adjusted for special items; non - GAAP financial measures reconciled in Appendix Business Investment Shareholder Returns Balance Sheet Core capex, airport, strategic ~50% Share repurchases, dividends ~20% Debt reduction, pension funding ~30%

Balanced Capital Allocation Priorities 74 1 Reinvest in the Business Renewing Delta’s fleet with more efficient next - generation aircraft, while investing in facilities and technology for future growth Maintain Investment Grade Balance Sheet 2 Targeting adjusted debt to EBITDAR range of 1.5x - 2.5x, supporting investment grade rating through the economic cycle Return Cash to Owners 3 Consistently returning cash to shareholders, targeting 70% of free cash flow returned to owners annually

1. REINVEST IN THE BUSINESS Our Investments are Driving Strong Returns • Approximately 400 basis points of ROIC improvement on a $17 billion increase in invested capital base since 2010 • Compounding benefits of reinvestment support long - term growth ROIC and Invested Capital $17B ~$34B ~11% ~15% 2010 2019E Invested Capital ROIC, after-tax 75 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

1. REINVEST IN THE BUSINESS Reinvestment Consistent but Flexible $3.2B $3.7B $4.6B ~ $4.5B ~ $4.5B 2016 2017 2018 2019E 2020E Aircraft Technology Ground/Other CapEx / Sales 8% 9% 11% ~10% ~9% Core Capital Spending • Core capex spend in 2020 similar to 2019 ‒ Expecting ~80 aircraft deliveries ‒ Cabin refurbishment and product upgrades ‒ Ground and facility investments ‒ Technology investments 76 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

2. MAINTAIN INVESTMENT GRADE BALANCE SHEET Investment Grade Balance Sheet Provides Powerful Advantage • Robust cash generation and strong balance sheet position Delta to: − Consistently reinvest in the business − Seize strategic opportunities − Return cash to shareholders − Manage through a business cycle Adjusted Debt / EBITDAR BBB - Baa3 BBB - Note: Excludes underfunded pension obligations and includes debt for existing lease obligations 77 2010 2017 2019E Long - Term Target 1.5x - 2.5x

3. RETURN CASH TO OWNERS Sustained Free Cash Flow Enables Consistent Shareholder Returns $3.2B $2.4B ~ $4B ~$4B 2017 2018 2019E 2020E Free Cash Flow Free Cash Flow Allocation Targets Share Buybacks 45% - 50% Dividends 20% - 25% Balance Sheet 30% ~$4B of annual FCF Target 70% of FCF to owners 78 Note: Adjusted for special items; non - GAAP financial measures reconciled in Appendix

3. RETURN CASH TO OWNERS Dividend Demonstrates Our Confidence $0.54 $0.81 $1.22 $1.40 $1.61 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 $425M $600M $875M $950M $1B Dividend Run Rate • Dividend targeted at 20% to 25% of Free Cash Flow • Track record of annual increases with current yield of 2.9% Dividend per Share 79

Delta is a Compelling Long - Term Investment Opportunity 80 Powerful Brand With Industry - Leading Returns Strong Partner Portfolio and Global Scale Unmatched Competitive Advantages Proven Track Record of Execution & Reinvestment

INVESTMENT THESIS Delta is a Compelling Long - Term Investment Opportunity 81 Powerful Brand With Industry - leading Returns Strong Partner Portfolio and Global Scale Unmatched Competitive Advantages Proven Track Record of Execution & Reinvestment  Record customer satisfaction  Durable revenue and margin premium  Consistent returns to owners since 2013  Global relevance with partner network covering 98% of GDP  Expanding footprint and deepening integration with JV partners  Engaged and empowered people  Unique loyalty and co - brand program  Extending our lead by investing for the future  Consistent operational excellence  Best - in - class products and service  Improving ROIC on a growing capital base

Non-GAAP Reconciliations

Non-GAAP Financial Measures

The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. While we are able to reconcile forward looking non-GAAP financial measures related to 2019, we do not reconcile future period measures (i.e., beyond 2019) because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

82

Non-GAAP Reconciliations

Pre-tax Income and Net Income, Adjusted

We adjust pre-tax income and net income for the following items to determine pre-tax income and net income, adjusted for the reasons described below. We include the income tax effect of adjustments when presenting net income, adjusted.

MTM adjustments and settlements. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' hedge portfolio MTM adjustments to allow investors to better understand and analyze our core operational performance in the periods shown.

Unrealized gain/loss on investments. We record the unrealized gains/losses on our equity investments in GOL, China Eastern, Air France-KLM and Korean Air, which are accounted for at fair value in non-operating expense. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other and Loss on extinguishment of debt. Because of the variability from period to period, the adjustments for these items are helpful to investors to analyze the company’s core operational performance in the periods shown.

	(Projected)			(Projected)
	Year Ended			Year Ended
	December 31, 2019			December 31, 2019
	Pre-Tax	Income	Net	Net Income
(in billions)	Income	Tax	Income	Per Diluted Share
GAAP	$6.1	$1.4	$4.7	$ ~ $6.90 - $7.40
Adjusted for:
Unrealized gain/loss on investments	(0.1)	–	(0.1)	~ (0.15)
Non-GAAP	$6.0	$1.4	$4.6	$ ~ $6.75 - $7.25
Free cash flow to net income conversion	~ 80% - 90%

	Year Ended	Year Ended
	December 31, 2017	December 31, 2010
	Pre-Tax	Pre-Tax
(in billions)	Income	Income
GAAP	$5.5	$0.6
Adjusted for:
MTM adjustments and settlements	(0.3)	–
Equity investment MTM adjustments	0.1	–
Restructuring and other	–	0.5
Loss on extinguishment of debt	–	0.4
Total adjustments	(0.2)	0.9
Non-GAAP	$5.3	$1.5

83

Non-GAAP Reconciliations

Operating Revenue, Adjusted

We adjust operating revenue for refinery sales to third parties to determine operating revenue, adjusted because refinery sales to third parties are not related to our airline segment. Operating revenue, adjusted therefore provide a more meaningful comparison of revenue from our airline operations to the rest of the airline industry. Because we sold DAL Global Services, LLC ("DGS") in December 2018, we have excluded the impact of DGS from 2018 results for comparability. We do not present reconciliations for the years ended December 31, 2017 and December 31, 2016 as the adjusted operating revenue in these years is the same as the GAAP operating revenue.

	(Projected)
	Year Ended	Year Ended
(in millions)	December 31, 2019	December 31, 2018	Change
Operating revenue	$ ~46,850	$44,438
Third-party refinery sales	~(150)	(548)
DGS sale adjustment	–	(244)
Operating revenue, adjusted	$ ~46,700	$43,645	~7%

84

Non-GAAP Reconciliations

Free Cash Flow

We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Net purchases (redemptions) of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations.

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operational performance in the periods shown.

Hedge deferrals. During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the period shown.

2017 pension plan contribution. In 2017, we contributed $2 billion to our pension plans using net proceeds from our debt issuance. We adjusted free cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

Strategic Investments. Cash flows related to our investment in Grupo Aeroméxico and Air France-KLM, are included in our GAAP investing activities. We adjust free cash flow for this activity because it provides a more meaningful comparison to the airline industry.

	(Projected)
	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2019	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$ ~9	$7.0	$5.0
Net cash used in investing activities	~(5)	(4.4)	(5.3)
Adjustments:
Net purchases (redemptions) of short-term investments	–	(0.6)	0.4
Net cash flows related to certain airport construction projects and other	–	0.4	0.1
Hedge deferrals	–	–	(0.2)
2017 pension plan contribution	–	–	2.0
Strategic investments	–	–	1.2
Total free cash flow	$ ~4	$2.4	$3.2

85

Non-GAAP Reconciliations

Capital Expenditures, Net

We present core capital spending which includes proceeds for sales of E190 aircraft because management believes investors should be informed that these proceeds effectively offset the cash paid for these aircraft earlier in the year. Management believes investors should be informed that reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities.

	(Projected)
	Year Ended		Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2019		December 31, 2018	December 31, 2017	December 31, 2016
Flight equipment, including advance payments	$	~3.4	$3.7	$2.7	$2.6
Ground property and equipment, including technology		~1.7	1.5	1.2	0.8
Net cash flows related to certain airport construction projects		~(0.6)	(0.5)	(0.2)	–
Proceeds from sale of E190 aircraft		–	–	–	(0.2)
Capital expenditures, net	$	~4.5	$4.6	$3.7	$3.2
Operating revenue	$	~47	$44	$41	$39
Capital expenditures, net to operating revenue		~10%	11%	9%	8%

86

Non-GAAP Reconciliations

Operating Cash Flow, Adjusted

We present operating cash flow, adjusted because management believes adjusting for the following items provides a more meaningful measure for investors. We do not present reconciliations for the years ended December 31, 2019 (Projected) and December 31, 2010 as the adjusted net cash provided by operating activities in these years is the same as the GAAP net cash provided by operating activities. Adjustments include:

Reimbursements from third parties related to build-to-suit facilities and other. Management believes investors should be informed that these reimbursements for build-to-suit leased facilities effectively reduce net cash provided by operating activities and related capital expenditures.

2017 pension plan contribution. In 2017, we contributed $2 billion to our pension plans using net proceeds from our debt issuance. We adjusted operating cash flow to exclude this contribution to allow investors to understand the cash flows related to our core operations in the periods shown.

Pension plan cash contributions. Operating cash flow is adjusted for our cash contributions to the pension plan as we believe this adjustment allows investors to better understand the cash flows related to our core operations in the periods shown. This adjustment includes the 2017 pension plan contribution of $2 billion.

Year Ended
(in billions)	December 31, 2017
Net cash provided by operating activities	$5.0
Adjustments:
Reimbursements from third parties related to build-to-suit facilities and other	(0.2)
2017 pension plan contribution	2.0
Net cash provided by operating activities, adjusted	$6.8

(Projected)
Years Ended
(in billions)	December 31, 2010 to December 31, 2019
Net cash provided by operating activities	$54
Adjustments:
Pension plan cash contributions	10
Net cash provided by operating activities, adjusted, excluding pension plan cash contributions	$64

87

Non-GAAP Reconciliations

After-Tax Return on Invested Capital

We present after-tax return on invested capital as management believes this metric is helpful to investors in assessing the company's ability to generate returns using its invested capital as a measure against the industry. Return on invested capital is tax-effected adjusted total pre-tax income divided by average adjusted invested capital. Average adjusted invested capital represents the sum of the adjusted book value of equity at the end of the last five quarters, adjusted for pension and fuel hedge impacts within other comprehensive income. Average adjusted gross debt is calculated using amounts as of the end of the last five quarters. All adjustments to calculate ROIC are intended to provide a more meaningful comparison of our results to the airline industry.

	(Projected)
	Last Twelve Months Ended		Last Twelve Months Ended
(in billions)	December 31, 2019		December 31, 2010
Pre-tax income	$	~6	$1
Adjusted for:
Restructuring and other		–	1
Interest expense, net and interest expense included in aircraft rent		~1	1
Pre-tax adjusted income	$	~7	$3
Tax effect		~(2)	(1)
Tax-effected adjusted total pre-tax income	$	~5	$2

Adjusted book value of equity	$	~22	$9
Average adjusted gross debt		~12	16
Averaged adjusted invested capital	$	~34	$17

After-tax return (Tax-effected adjusted total pre-tax income)		~15%	~11%
Change year-over-year		~400 bps
Change year-over-year in invested capital	$	~17

88